Exhibit 99.1

Contact:	Graham Smith – Chief Financial Officer
Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107
(415) 543-7696

ADVENT SOFTWARE REPORTS SECOND QUARTER RESULTS

Net Revenues Up 14 Percent Year-Over-Year

San Francisco, CA, Thursday, July 21, 2005 - Advent Software, Inc. (NASDAQ: ADVS) today announced its financial results for the second quarter ended June 30, 2005.

RESULTS

Net revenues for the second quarter of 2005 were $41.2 million, compared with $39.6 million in the first quarter, and $36.0 million in the same quarter last year.

Expenses, including cost of revenues, for the second quarter of 2005 were $41.8 million, compared with $39.7 million in the first quarter, and $45.2 million in the same quarter last year. Expenses in the second quarter included $1.6 million in amortization of intangibles, and a $1.5 million restructuring charge relating to the sub-lease of one floor of the Company’s New York City office space.

Net income for the second quarter of 2005 was $3.3 million or $0.10 per diluted share, compared with a net income for the first quarter of $785,000, or $0.02 per diluted share. The same quarter last year recorded a net loss of $9.2 million, or $0.28 per share. Interest and other income includes a $3.6 million gain on the sale of a private equity investment.

Cash, cash equivalents and short-term investments totaled $133.8 million as of June 30, 2005. This compares to $131.1 million at March 31, 2005. During the second quarter, Advent repurchased 0.6 million shares of its common stock at a cost of $10.7 million. Operating cash flow for the quarter was $8.1 million.

PERSPECTIVE
“I’m pleased to report on a very successful quarter, where we saw our highest year-over-year quarterly revenue growth rate since Q1 2002, our second consecutive quarter of positive earnings per share, our seventh consecutive quarter of positive cash flow, solid expense management, progress on the term pricing transition, new client wins, and successful product launches,” said Stephanie DiMarco, Chief Executive Officer of Advent.

GUIDANCE
Advent issued the following guidance:

•                  Q3 2005 revenues are projected to be in the range of $40 million to $42 million;

•                  Full year 2005 revenues are projected to be in the range of $162 million to $165 million;

•                  Q3 2005 expenses, including cost of revenues, are projected to be in the range of $39 million to $40 million;

•                  Full year 2005 expenses are projected to be in the range of $160 million to $163 million, including amortization of intangibles;

•                  Amortization of intangibles included in cost of revenues will be approximately $600,000 per quarter, and that related to other intangibles will be approximately $1.1 million per quarter;

•                  Common shares outstanding will increase by roughly 1 percent from the second quarter ending share count of 30.4 million, excluding the possible effect of any stock repurchases; and

•                  Assuming the price of our common stock remains unchanged during Q3 2005, weighted average common shares outstanding on a diluted basis for Q3 2005 will be approximately 900,000 shares higher than on a basic basis.

INVESTOR CALL
Advent Software, Inc. will host its Q2 2005 conference call at 5:00 p.m. Eastern time on Thursday, July 21, 2005.  To participate via phone, please dial 888-812-3873 and request conference ID #7819224.  If you are unable to listen to the call at this time, a replay will be available through July 28, 2005, by calling 800-642-1687, conference ID # 7819224.  The conference call will also be web-cast live, then archived on www.advent.com, on the Investor Relations page.

ABOUT ADVENT
Advent Software, Inc. (www.advent.com), a multi-national firm, has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 50 countries using Advent technology manage investments totaling more than US $8 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

FORWARD LOOKING STATEMENTS
The forward looking statements included in this press release, including financial guidance for the third quarter and full fiscal year of 2005, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in results and future growth rates, changes in the length of our sales cycles, the successful development and market acceptance of new products and product enhancements, continued uncertainties and fluctuations in the financial markets, and other risks detailed from time to time in the company’s SEC reports, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, as amended, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30	December 31
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$133,819	$165,529
Accounts receivable, net	30,789	32,778
Prepaid expenses and other	10,357	10,415

Total current assets	174,965	208,722
Property and equipment, net	15,988	18,432
Goodwill	95,112	99,393
Other intangibles, net	11,117	14,668
Other assets, net	12,669	13,362

Total assets	$309,851	$354,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,605	$2,825
Accrued liabilities	17,455	17,570
Deferred revenues	58,713	56,405
Income taxes payable	3,202	4,036

Total current liabilities	81,975	80,836
Deferred income taxes	2,007	2,250
Other long-term liabilities	5,178	5,816

Total liabilities	89,160	88,902

Stockholders’ equity:
Common stock	304	327
Additional paid-in capital	316,898	339,995
Accumulated deficit	(103,763)	(86,921)
Accumulated other comprehensive income	7,252	12,274

Total stockholders’ equity	220,691	265,675

Total liabilities and stockholders’ equity	$309,851	$354,577

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004

Net revenues:
License and development fees	$9,635	$8,719	$19,228	$16,727
Maintenance and other recurring	26,016	23,314	51,303	46,200
Professional services and other	5,581	3,991	10,337	8,819

Total net revenues	41,232	36,024	80,868	71,746

Cost of revenues:
License and development fees	384	426	640	1,020
Maintenance and other recurring	7,562	7,320	14,637	14,200
Professional services and other	4,510	4,107	8,657	7,680
Amortization of developed technology	614	1,350	1,228	2,692

Total cost of revenues	13,070	13,203	25,162	25,592

Gross margin	28,162	22,821	55,706	46,154

Operating expenses:
Sales and marketing	10,474	9,276	20,546	18,069
Product development	7,811	8,501	15,767	16,353
General and administrative	7,868	6,207	16,281	12,188
Amortization of other intangibles	1,020	2,060	2,067	4,084
Restructuring charges	1,520	5,903	1,603	5,860

Total operating expenses	28,693	31,947	56,264	56,554

Loss from operations	(531)	(9,126)	(558)	(10,400)
Interest income and other, net	4,712	(142)	5,609	(16)

Income (loss) before income taxes	4,181	(9,268)	5,051	(10,416)
Provision for (benefit from) income taxes	906	(21)	991	(21)

Net income (loss)	$3,275	$(9,247)	$4,060	$(10,395)

Net income (loss) per share:
Basic	$0.11	$(0.28)	$0.13	$(0.31)
Diluted	$0.10	$(0.28)	$0.13	$(0.31)

Shares used to compute net income (loss) per share:
Basic	30,522	33,179	31,267	33,122
Diluted	31,289	33,179	31,947	33,122